UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  October 13, 2015
First Busey Corporation
 (Exact name of registrant as specified in its charter)
Nevada	0-15950	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 W. University Ave.
Champaign, Illinois  61820
 (Address of principal executive offices) (Zip code)
(217) 365-4544
 (Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                          Other Events.
On October 13, 2015, the board of directors of First Busey Corporation (the "Company") declared a quarterly cash dividend of $0.17 per share on the Company's common stock, which represents a 13% increase from the previous quarterly dividend of $0.15 per share on a one-for-three reverse stock split adjusted basis.
As previously announced, the Company put in place a one-for-three reverse stock split of the Company's common stock on September 8, 2015 (the "Reverse Stock Split").  Under the terms of the Reverse Stock Split, each three (3) shares of common stock held by the Company's stockholders were reclassified and converted to one (1) share of common stock.  In consideration of the Reverse Stock Split, the previous quarterly dividend converts from $0.05 per share to $0.15 per share on a comparable basis to the current quarterly dividend.

The increased dividend will be paid on October 30, 2015 to shareholders of record as of October 23, 2015.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 13, 2015	First Busey Corporation
By:            /s/ Robin N. Elliott
Name:     Robin N. Elliott
Title:        Chief Financial Officer